Exhibit 99
PRESS RELEASE

For Release:	July 30, 2009
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com
MACKINAC FINANCIAL CORPORATION
REPORTS SECOND QUARTER AND SIX MONTHS 2009 RESULTS
(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”) today announced second quarter 2009 income of $.461 million or $ .13 per share compared to net income of $1.769 million, or $.52 per share for the second quarter of 2008. Net income for the first six months of 2009 totaled $ .551 million, or $.16 per share, compared to $1.908 million, or $.56 per share, for the same period in 2008.
The quarter and six month results for 2009 includes the FDIC special assessment which was charged to all banking organizations based upon asset size, and amounted to $.215 million for mBank. The quarter and six month results for 2008 include the positive effect, $3.475 million, of a lawsuit settlement and the negative effects, $.425 million, of a severance agreement. Operating results for the six month period in 2009 includes a $.700 million provision compared to $.750 million in the same period in 2008. Excluding the FDIC special assessment for 2009 and the lawsuit settlement and severance payment in 2008, our adjusted six month net income in 2009 would be $.691 million, or $.20 income per share compared to a loss of $.213 million, or a loss of $.06 per share in the 2008 six month period.
Weighted average shares totaled 3,419,736 year to date and for the second quarter in 2009 compared to 3,424,314 for the six month period and 3,419,935 at the second quarter of 2008.
Net interest margin in the second quarter of 2009 increased to $4.051 million, or 3.58% compared to $3.118 million, or 3.19% in the second quarter of 2008. For the six month period the net interest margin totaled $7.546 million, or 3.47% compared to $6.163 million or 3.16% for the same period in 2008. This increased margin was due to a combination of a significant reduction in funding costs partially offset by decreased rates on earning assets. Paul Tobias, Chairman and Chief Executive officer, commented, “We are pleased with the continued improvement in our net interest margin, which reflects pricing discipline on new and renewed loans in addition to the lower rates on wholesale deposits. We expect this trend to continue.”
Noninterest income, totaled $.439 million in the second quarter of 2009, compared to $3.747 million the first quarter 2008. Included in noninterest income for the second quarter and six months ended periods of 2008 was the $3.475 million lawsuit settlement. Excluding this settlement, 2009 six month noninterest income exceeded 2008 by $.258 million, or 44.33%. Noninterest expense in the second quarter and for the six month period of 2009 was relatively unchanged from 2008 levels when excluding the increase in FDIC insurance premiums of $.331 million in 2009 and the severance payment of $.425 million incurred in 2008.
Total assets of the Corporation at June 30, 2009 were $506.304 million, up $68.977 million, or 15.77% from the $437.327 million in total assets reported at June 30, 2008 and up $54.873 million, or 12.16%, from total assets of $451.431 million at year-end 2008. Asset totals at June 30, 2009 reflect increased balances of investment securities of approximately $48 million.
Loans at June 30, 2009 totaled $372.004 million, a 2.73% increase from the $362.122 million at June 30, 2008, and a slight increase from year-end loans of $370.280 million. Kelly George, President and Chief Executive Officer of mBank stated, “Loan growth in the first half was retarded by large paydowns amounting to $9.2 million, along with normal loan principal reductions of $15.3 million. Given the current economic environment, and tough requirements for loan pricing and credit quality, we are pleased with current year to date production which totaled $34.2 million with approximately 67% originating in the Upper Peninsula. In general, the Upper Peninsula has not experienced the economic downturn and collateral deterioration that has occurred elsewhere in Michigan. We continue to see loan opportunities, not only in the Upper Peninsula, but also in lower Michigan, as competitive banks withdraw from Michigan opportunities. Our current pipeline is extremely promising with more than $50 million of what we believe are good bankable loans, some already approved and others in the review process. A part of our success in loan production is attributed to our expertise with the SBA 504 and 7A programs. These programs benefit us with new loan opportunities along with a secondary source of balance sheet liquidity and the potential for significant fee income when the guaranteed portion is sold. ”
Total deposits of $413.152 million at June 30, 2009 were up 15.74% from deposits of $356.976 million on June 30, 2008. Deposits were up $42.055 million, or 11.33% from year-end 2008 deposits of $371.097 million. Total 2009 deposit growth reflects increases in noncore funding of $33.917 million and increases in core deposits of $8.138 million, or 3.67%. The increased brokered deposits were utilized to fund increased investment balances.
Nonperforming assets at the end of the second quarter of 2009 totaled $14.825 million, 2.93% of total assets, an increase of $7.749 million from 2008 year end balances, and down from first quarter 2009 balances of $15.252 million. Mr. George commented, “Our current level of nonperforming assets is not indicative of overall portfolio deterioration and while these balances are higher than we’d like, they are manageable considering the risk profile of our bank and Michigan’s economic environment. The majority of our nonperforming assets stem from several larger credit relationships in Southeastern Michigan which we believe were impacted by the market and the regional economy. We are also on top of our overall loan delinquencies(loans past due greater than 30 days), which stands at 1.80% of total loans. While we feel comfortable with overall credit quality, the rapid deterioration in borrower collateral values that we witnessed in the credits mentioned above has caused us to take a very cautious stance in the Southeast Michigan market place and to increase our monitoring efforts. We intend to manage our nonperforming assets in order to limit carrying costs and further collateral deterioration by aggressive disposition.”
Total shareholders’ equity at June 30, 2009 totaled $53.939 million, compared to $40.975 million on June 30, 2008. The increase of $12.964 million includes $11 million of preferred stock which was issued in April 2009. Book value of common shareholders’ equity was $12.55 per share at June 30, 2009, an increase of $2.80 per share since the recapitalization, priced at $9.75 in December 2004.
Mr. George commenting on upcoming events added, “Earlier this year we announced the sale of two of our Upper Peninsula branch offices, these sales will be completed in August and will result in an approximate 4%

deposit premium. The sale of these branch offices will tighten up the footprint of our franchise, further reduce operating costs, and allow us to deploy capital to higher growth markets.”
Tobias concluded, “We are excited about our opportunities in these troubled economic times. We have the current asset base to support profitability with a strong capital position for future growth. We will explore opportunities for FDIC assisted deposit and loan transactions to expand our markets, while staying the course with solid organic growth opportunities within our current markets. As always, our initiatives will be governed by the ultimate strategy of preserving and increasing value for our shareholders.”
Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $500 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 12 branch locations; eight in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.
Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

	For The Period Ended
	June 30,	December 31,	June 30,
	2009	2008	2008
(Dollars in thousands, except per share data)	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$506,304	$451,431	$437,327
Loans	372,004	370,280	362,122
Investment securities	95,620	47,490	23,230
Deposits	413,152	371,097	356,976
Borrowings	36,210	36,210	36,280
Shareholders’ Equity	53,939	41,552	40,975

Selected Statements of Income Data (six months and year ended):
Net interest income	$7,546	$12,864	$6,163
Income before taxes and preferred dividend	967	2,659	2,808
Net income	551	1,872	1,908
Income per common share – Basic	.16	.55	.56
Income per common share – Diluted	.16	.55	.56

Three Months Ended:
Net interest income	$4,051	$3,330	$3,118
Income before taxes and preferred dividend	870	(423)	2,644
Net income	461	(252)	1,769
Income per common share – Basic	.13	(.07)	.52
Income per common share – Diluted	.13	(.07)	.52

Selected Financial Ratios and Other Data (six months and year ended):
Performance Ratios:
Net interest margin	3.47%	3.23%	3.16%
Efficiency ratio	79.25	85.51	91.85
Return on average assets	.23	.44	.92
Return on average common equity	2.42	4.61	9.61

Average total assets	$473,074	$425,343	$417,964
Average total common shareholders’ equity	$45,856	$40,630	$39,945
Average loans to average deposits ratio	95.90%	105.61%	107.72%

Common Share Data (at end of period):
Market price per common share	$4.50	$4.40	$7.00
Book value per common share	$12.55	$12.15	$11.98
Common shares outstanding	3,419,736	3,419,736	3,419,736
Weighted average shares outstanding	3,419,736	3,422,012	3,424,314

Other Data (at end of period):
Allowance for loan losses	$4,119	$4,277	$3,585
Non-performing assets	$14,825	$7,076	$8,008
Allowance for loan losses to total loans	1.11%	1.16%	.99%
Non-performing assets to total assets	2.93%	1.57%	1.83%
Number of:
Branch locations	11	12	12
FTE Employees	102	100	96

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	June 30,
	2008	2008	2008
(Dollars in thousands)	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$12,189	$10,112	$7,115
Federal funds sold	—	—	19,274

Cash and cash equivalents	12,189	10,112	26,389

Interest-bearing deposits in other financial institutions	618	582	387
Securities available for sale	95,620	47,490	23,230
Federal Home Loan Bank stock	3,794	3,794	3,794

Loans:
Commercial	296,392	296,088	292,645
Mortgage	71,777	70,447	65,869
Installment	3,835	3,745	3,608

Total Loans	372,004	370,280	362,122
Allowance for loan losses	(4,119)	(4,277)	(3,585)

Net loans	367,885	366,003	358,537

Premises and equipment	11,064	11,189	11,377
Other real estate held for sale	4,950	2,189	3,395
Other assets	10,184	10,072	10,218

TOTAL ASSETS	$506,304	$451,431	$437,327

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Noninterest bearing deposits	$33,368	$30,099	$27,741
NOW, money market, checking	75,974	70,584	78,703
Savings	21,411	20,730	15,171
CDs<$100,000	72,139	73,752	78,678
CDs>$100,000	25,455	25,044	28,252
Brokered	184,805	150,888	128,431

Total deposits	413,152	371,097	356,976

Borrowings:
Federal funds purchased	—	—	—
Short-term	—	—	—
Long-term	36,210	36,210	36,280

Total borrowings	36,210	36,210	36,280
Other liabilities	3,003	2,572	3,096

Total liabilities	452,365	409,879	396,352

TOTAL SHAREHOLDERS’ EQUITY	53,939	41,552	40,975

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$506,304	$451,431	$437,327

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands except per share data)	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$5,104	$5,604	$10,106	$11,704
Tax-exempt	84	102	174	210
Interest on securities:
Taxable	673	271	1,132	537
Tax-exempt	3	2	4	3
Other interest income	14	81	16	170

Total interest income	5,878	6,060	11,432	12,624

INTEREST EXPENSE:
Deposits	1,566	2,551	3,344	5,616
Borrowings	261	391	542	845

Total interest expense	1,827	2,942	3,886	6,461

Net interest income	4,051	3,118	7,546	6,163
Provision for loan losses	150	750	700	750

Net interest income after provision for loan losses	3,901	2,368	6,846	5,413

OTHER INCOME:
Service fees	271	194	514	368
Net security gains	—	—	—	65
Net gains on sale of secondary market loans	84	49	142	97
Proceeds from lawsuit settlements	—	3,475	—	3,475
Other	84	29	174	52

Total other income	439	3,747	830	4,057

OTHER EXPENSES:
Salaries and employee benefits	1,561	2,075	3,158	3,882
Occupancy	355	348	733	703
Furniture and equipment	222	190	411	368
Data processing	224	216	444	437
Professional service fees	144	79	297	232
Loan and deposit	512	144	773	254
Telephone	46	39	89	84
Advertising	80	60	158	120
Other	326	320	646	582

Total other expenses	3,470	3,471	6,709	6,662

Income before provision for income taxes	870	2,644	967	2,808
Provision for (benefit of) income taxes	271	875	278	900

NET INCOME	599	1,769	689	1,908

Preferred dividend expense	138	—	138	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$461	$1,769	$551	$1,908

INCOME PER COMMON SHARE:
Basic	$.13	$.52	$.16	$.56

Diluted	$.13	$.52	$.16	$.56

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY
(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	June 30,	December 31,	June 30,
	2009	2008	2008
Commercial Loans
Real estate — operators of nonresidential buildings	$44,087	$41,299	$41,778
Hospitality and tourism	35,033	35,086	35,053
Real estate agents and managers	24,614	29,292	27,495
Operators of nonresidential buildings	13,525	13,467	15,238
Other	153,008	145,831	144,017

Total Commercial Loans	270,267	264,975	263,581

1-4 family residential real estate	65,564	65,595	60,882
Consumer	3,835	3,745	3,608
Construction
Commercial	26,125	31,113	29,064
Consumer	6,213	4,852	4,987

Total Loans	$372,004	$370,280	$362,122

Credit Quality (at end of period):

	June 30,	December 31,	June 30,
	2009	2008	2008
Nonperforming Assets :
Nonaccrual loans	$9,283	$4,887	$4,613
Loans past due 90 days or more	—	—	—
Restructured loans	592	—	—

Total nonperforming loans	9,875	4,887	4,613
Other real estate owned	4,950	2,189	3,395

Total nonperforming assets	$14,825	$7,076	$8,008

Nonperforming loans as a % of loans	2.65%	1.32%	1.27%

Nonperforming assets as a % of assets	2.93%	1.57%	1.83%

Reserve for Loan Losses:
At period end	$4,119	$4,277	$3,585

As a % of average loans	1.11%	1.16%	1.00%

As a % of nonperforming loans	41.71%	87.52%	77.72%

As a % of nonaccrual loans	44.37%	87.52%	77.72%

Charge-off Information (year to date):
Average loans	371,278	361,324	360,176

Net charge-offs	858	2,169	1,310

Charge-offs as a % of average loans	.23%	.60%	.36%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
BALANCE SHEET (Dollars in thousands)
Total loans	$372,004	$370,776	$370,280	$361,521	$362,122
Allowance for loan losses	(4,119)	(4,793)	(4,277)	(3,385)	(3,585)

Total loans, net	367,885	365,983	366,003	358,136	358,537
Intangible assets	6	26	46	65	85
Total assets	506,304	466,375	451,431	440,953	437,327
Core deposits	202,892	196,860	195,165	208,940	200,293
Noncore deposits (1)	210,260	188,897	175,932	151,754	156,683

Total deposits	413,152	385,757	371,097	360,694	356,976
Total borrowings	36,210	36,210	36,210	36,210	36,280
Total shareholders’ equity	53,939	41,864	41,552	41,427	40,975
Total shares outstanding	3,419,736	3,419,736	3,419,736	3,419,736	3,419,736

AVERAGE BALANCES (Dollars in thousands)

Assets	$491,205	$454,741	$441,583	$423,702	$418,246
Loans	371,609	370,943	366,077	358,844	362,574
Deposits	401,510	372,670	358,213	341,377	332,725
Equity	49,855	41,813	41,516	41,097	40,399

INCOME STATEMENT (Dollars in thousands)

Net interest income	$4,051	$3,495	$3,330	$3,371	$3,118
Provision for loan losses	150	550	1,100	450	750

Net interest income after provision	3,901	2,945	2,230	2,921	2,368
Total noninterest income	439	391	308	288	3,747
Total noninterest expense	3,470	3,239	2,961	2,935	3,471

Income before taxes	870	97	(423)	274	2,644
Provision for income taxes	271	7	(171)	58	875
Preferred dividend expense	138	—	—	—	—

Net income	$461	$90	$(252)	$216	$1,769

PER SHARE DATA

Earnings — basic	$.13	$.03	$(.07)	$.06	$.52
Earnings — diluted	.13	.03	(.07)	.06	.52
Book value per common share	12.55	12.24	12.15	12.11	11.98
Market value, closing price	4.50	4.00	4.40	5.26	7.00

ASSET QUALITY RATIOS

Nonperforming loans/total loans	2.65%	3.52%	1.32%	1.29%	1.27%
Nonperforming assets/total assets	2.93	3.27	1.57	1.45	1.83
Allowance for loan losses/total loans	1.11	1.29	1.16	.94	.99
Allowance for loan losses/nonperforming loans	41.71	36.72	87.52	72.81	77.22

PROFITABILITY RATIOS

Return on average assets	.38%	.08%	(.23)%	.20%	1.70%
Return on average equity	3.71	.87	(2.42)	2.08	17.62
Net interest margin	3.58	3.35	3.20	3.39	3.19
Efficiency ratio	76.55	82.36	80.30	79.12	88.45
Average loans/average deposits	92.55	99.54	102.20	105.12	108.97

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	9.65%	7.86%	8.01%	8.31%	8.56%
Tier 1 capital to risk weighted assets	11.94	9.31	9.25	9.40	9.48
Total capital to risk weighted assets	13.00	10.56	10.38	10.31	10.45
Average equity/average assets	10.15	9.20	9.40	9.70	9.66
Tangible equity/tangible assets	10.65	8.97	9.20	9.38	9.35

(1) Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS